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                                                                      EXHIBIT 11



                           STATER BROS. HOLDINGS INC.
                    Calculation of Earnings Per Common Share
         (In thousands, except number of shares and per share amounts)


                                                                         Fiscal Years Ended
                                                                 -----------------------------------
                                                                   1998         1999          2000
                                                                 --------     --------      --------
Income (loss) before extraordinary gain (loss)                   $  2,531     $  8,279      $ (7,290)

Extraordinary gain (loss), net of tax effect of ($11,233) in
  1999 and $773 in 2000                                                --      (17,311)        1,123
                                                                 --------     --------      --------
Net income (loss)                                                   2,531       (9,032)       (6,167)

Earnings (loss) per common share:
  Before extraordinary gain (loss)                               $  50.62     $ 165.58      $(145.80)
  Extraordinary gain (loss)                                            --      (346.22)        22.46
                                                                 --------     --------      --------
Earnings (loss) per common share:                                $  50.62     $(180.64)     $(123.34)
                                                                 ========     ========      ========

Average common shares outstanding                                  50,000       50,000        50,000
                                                                 ========     ========      ========

Common shares outstanding
  at end of fiscal year                                            50,000       50,000        50,000
                                                                 ========     ========      ========